UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2017

DNIB UNWIND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Development Specialists, Inc.

333 South Grand Avenue, Suite 4070

Los Angeles, California 90071

(Address of principal executive offices) (Zip Code)

(213) 617-2717

(Registrant’s telephone number, include area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD.

On or about February 6, 2017, the trustee (the “Trustee”) of the DNIB Liquidating Trust (the “Trust”) sent a notice to the former shareholders (the “shareholders”) of DNIB Unwind, Inc. (the “Company”) requesting that the shareholders complete and return a Form W-8 or Form W-9 (the “Tax Forms”) as a condition to receiving future cash distributions under the Company’s plan of liquidation (the “Plan”). The Plan provides that, if a shareholder fails to complete and return the Tax Forms before 180 days after such a request is made by the Trustee, that shareholder forfeits any future distributions under the Plan.

Because the vast majority of the shares of the Company’s stock were held by brokers or nominees (in “street name”) as of August 30, 2016, the record date for making distributions under the Plan (the “Distribution Record Date”), the Trustee requested that the Depository Trust Company (“DTC”) send a notice to all brokers and nominees requesting that each shareholder complete the applicable Tax Form and that each broker or nominee complete a certification form (the “Certification Form”). Once completed, the Tax Form and the Certification Form were to be sent to the Trust’s claims agent, Prime Clerk. The Certification Form requires that each broker or nominee provide certain identifying information to the Trust regarding the broker or nominee and the beneficial holder, including (1) the DTC participant name, number, contact name, authorized signature, contact number, and email address; (2) the beneficial holder’s name and account number; and (3) the number of shares of Company common stock (CUSIP 05548N 107) that were held by the broker or nominee for the indicated account as of the Distribution Record Date.

In the event that less than all shareholders complete the required Tax Forms (and thus less than all of the Company’s shareholders are entitled to future distributions under the Plan), DTC has confirmed to the Trustee that it will not agree to make any future distributions to the Company’s shareholders. As a result, any future distributions would have to be made by the Trust or its agent. Without the information in the Certification Form confirming the identity of each shareholder holding in street name and the number of shares of the Company’s stock that it held as of the Distribution Record Date, the Trust will not be able to make further distributions to those shareholders who do not return the applicable Tax Form and the Certification Form timely.

Therefore, in order to receive any additional distributions pursuant to the Plan, shareholders must, by August 7, 2017 (for shareholders that held the Company’s shares in street name as of the Distribution Record Date) and by August 8, 2017 (for shareholders that held the Company’s shares directly as of the Distribution Record Date):

•	Coordinate completion of a Certification Form with their broker or nominee (for street name holders only);

•	Complete a Form W-8 or Form W-9, as applicable; and

•	Send the completed Form W-8 or Form W-9 and, if applicable, the completed Certification Form, to Prime Clerk LLC, Attn: BIND Distribution Form Processing, 830 3rd Avenue, 3rd Floor, New York, NY 10022.

As provided in the Plan, if any shareholder does not timely complete and return the applicable Tax Form and, if applicable, the Certification Form, to Prime Clerk LLC at the above address, any further distributions payable to such shareholder will irrevocably revert to the Company (and its debtor subsidiary) (the “Debtors”) or the Trust, and any claim in respect of such distributions will be disallowed and forever barred from assertion against the Debtors or the Trust.

A status report filed with the Bankruptcy Court on April 18, 2017 relating to the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Status Report Regarding Distributions to Holders Of DNIB Stock Pursuant to the Debtors’ Plan of Liquidation, filed April 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNIB UNWIND, INC.

Date: April 24, 2017	By:	/s/ Geoffrey L. Berman

Geoffrey L. Berman
Chief Restructuring Officer

INDEX TO EXHIBITS

99.1	Status Report Regarding Distributions to Holders Of DNIB Stock Pursuant to the Debtors’ Plan of Liquidation, filed April 18, 2017